Exhibit (d)(5)(i)

Notice of Grant of Stock

Option Agreement

December 2, 2004

LASTFIRST	BUILDING
ADDRESS
CITYSTATEZIP

Effective GRANTDATE you have been granted an Incentive Stock Option to buy SHARES shares of Radiant Systems, Inc. (the Company) stock at $PRICE per share.

The total option price of the shares granted is $TOTAL.

Shares in each period will become fully vested on the date shown.

Shares	Full Vest	Expiration

XXXX	XXXX	XXXX

XXXX	XXXX	XXXX

XXXX	XXXX	XXXX

XXXX	XXXX	XXXX

By your signature and the Company’s signature below, you and the Company agree that these options are granted under and governed by the terms and conditions of the Company’s Stock Option Plan as amended. A copy of which is available on the Company’s internal network at the Public Folders>All Public Folders>Company Reference>Benefits Information>Stock Plan. Refer to the posting titled 1995 Stock Option Plan Amended & Restated.

Radiant Systems Inc.	Date

LASTFIRST	Date

Please review the above information, sign, and return this document to the Corporate Benefits department in Brookside I. The company will countersign and return a copy for your records.